Exhibit 99.1

Inphi Completes Sale of Memory Business to Rambus

SANTA CLARA, Calif., Aug. 4, 2016 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed, mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced it has completed the previously announced sale of its memory product business to Rambus Inc. (NASDAQ: RMBS) on Aug. 4, 2016 for $90 million in cash inclusive of a 12.5 percent escrow.

“We are pleased to have completed this strategic sale of our memory products to Rambus,” said Ford Tamer, president and CEO. “Our memory business is now well-positioned for Skylake, so by monetizing that business we are in a position to focus on and increase our investments in the fast growing communications markets we serve.”

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Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

About Inphi
Inphi Corporation is a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks for long haul, metro and inter data center applications. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers. To learn more about Inphi, visit www.inphi.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “will, opportunity, enable, continue, allows, focus, expect” and the negative of these terms or other similar expressions. These statements include, but are not limited to, statements relating to the expected impact of the sale of Inphi’s memory product business, including positioning Inphi to focus on and increase its investments in the communications markets it serves. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the effects of the transaction on the Company’s business and financial results; the Company’s dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

Deb@stapleton.com